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Exhibit 10.28

AMENDMENT NO. 3 TO
SECOND AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT

        THIS AMENDMENT NO. 3 (this "Amendment") to that certain Second Amended and Restated Stockholders Agreement dated as of November 13, 2003 (as amended by that certain Amendment No. 1 to the Second Amended and Restated Stockholders Agreement dated as of March 11, 2004 and that certain Amendment No. 2 to the Second Amended and Restated Stockholders Agreement dated as of April 14, 2004, the "Agreement") by and among Dollar Financial Corp. (formerly DFG Holdings, Inc.), a Delaware corporation (the "Company"), Green Equity Investors II, L.P., a Delaware limited partnership (the "Purchaser"), Stone Street Fund 1998, L.P., a Delaware limited partnership (collectively with its permitted assigns, "Stone"), Bridge Street Fund 1998, L.P., a Delaware limited partnership (collectively with its permitted assigns, "Bridge"), GS Mezzanine Partners, L.P., a Delaware limited partnership (collectively with its permitted assigns, "GSMP Onshore"), GS Mezzanine Partners Offshore, L.P., an exempt Cayman Islands limited partnership (collectively with its permitted assigns, "GSMP Offshore" and, collectively with Stone, Bridge and GSMP Onshore, "GSMP"), Ares Leveraged Investment Fund, L.P., a Delaware limited partnership ("Ares I"), Ares Leveraged Investment Fund II, L.P., a Delaware limited partnership ("Ares II", and collectively with Ares I, "Ares"), certain stockholders signatories identified on the signature pages thereto (individually, the "Executive", and collectively, the "Executives"), and the other holders of the Company's Common Stock signatory thereto, is entered into as of the 6th day of July, 2004 by and among the Company, the Purchaser, GSMP, and that certain Executive signatory hereto. All capitalized terms used and not otherwise defined herein shall have the meaning given to such terms in the Agreement, a copy of which is attached as Exhibit A hereto, which Agreement (as modified by this Amendment) is an integral part of this Amendment and is incorporated herein by this reference.

RECITALS

        WHEREAS, Section 8.6 of the Agreement provides that the Agreement may be amended, modified, supplemented or terminated only by a written instrument signed by each of the Company, Stockholders holding a majority of the Registrable Purchaser Shares, Stockholders holding a majority of the Registrable Investor Shares and Stockholders holding a majority of the Registrable Executive Shares; and

        WHEREAS, the parties hereto desire to amend the Stockholders Agreement as set forth below;

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties hereto agree as follows:

        1.    Amendments to the Stockholders Agreement.    Pursuant to Section 8.6 of the Agreement, the definition of "Registrable Executive Shares" contained in Section 4.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

        "Registrable Executive Shares" means the shares of Common Stock, and any shares of Common Stock issued or issuable with respect to vested options to purchase shares of Common Stock, owned by an Executive on the date hereof or subsequently acquired by any Executive Party (and any securities issued or issuable with respect to such Common Stock by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise) (collectively, together with the Registrable Broker Shares, Registrable Purcahser Shares, Registrable GSMP Shares and Registrable Non-GSMP Investor Shares, the "Registrable Shares"); provided, however, that any Registrable Shares will cease to be Registrable Shares when (i) a registration statement covering such Registrable Shares has been declared effective and such Registrable Shares have been disposed of pursuant to such effective registration statement, or (ii) such Registrable Shares are distributed to the public pursuant to Rule 144;"

        2.    Other Provisions of the Agreement.    Except as provided above, the Agreement shall otherwise remain in full force and effect.

        3.    Governing Law.    All questions with respect to this Amendment and the rights and liabilities of the parties shall be governed by the internal laws of the State of Delaware, regardless of the choice of laws provisions of such state or any other jurisdiction.

        4.    Counterparts.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        5.    Termination.    This Amendment shall be null and void if an underwritten primary registered offering is not consummated on behalf of the Company on or prior to August 31, 2004. Notwithstanding any provision therein to the contrary, that certain Amendment No. 2 to the Second Amended and Restated Stockholders Agreement dated as of April 14, 2004 shall remain in full force and effect until this Amendment becomes null and void, if at all, pursuant to this Section 5.

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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth hereinabove.

THE COMPANY
Dollar Financial Corp.
By:	/s/ DONALD F. GAYHARDT Name: Donald F. Gayhardt Title: President
THE PURCHASER
Green Equity Investors II, L.P.
By:	Grand Avenue Capital Partners, L.P. Its: General Partner
By:	Grand Avenue Capital Corporation Its: General Partner
By:	/s/ JONATHAN SEIFFER Name: Jonathan Seiffer Title: Partner
GSMP
GS Mezzanine Partners, L.P.
By:	GS Mezzanine Advisors, L.L.C. Its: General Partner
By:	/s/ KATHERINE B. ENQUIST Name: Katherine B. Enquist Title: Vice President

GS Mezzanine Partners Offshore, L.P.
By:	GS Mezzanine Advisors, L.L.C. Its: General Partner
By:	/s/ KATHERINE B. ENQUIST Name: Katherine B. Enquist Title: Vice President
Stone Street Fund, 1998, L.P.
By:	Stone Street 1998, L.L.C. Its: General Partner
By:	/s/ KATHERINE B. ENQUIST Name: Katherine B. Enquist Title: Vice President
Bridge Street Fund 1998, L.P.
By:	Stone Street 1998, L.L.C. Its: General Partner
By:	/s/ KATHERINE B. ENQUIST Name: Katherine B. Enquist Title: Vice President

ARES
Ares Leveraged Investment Fund, L.P.
By:	Ares Management, L.P.
By:	Ares Operating Member, L.L.C. Its: General Partner
By:	/s/ JEFF SEROTA Name: Jeff Serota Title:
Ares Leveraged Investment Fund II, L.P.
By:	Ares Management II, L.P.
By:	Ares Operating Member II, L.L.C. Its: General Partner
By:	/s/ JEFF SEROTA Name: Jeff Serota Title:
EXECUTIVE
/s/ JEFFREY WEISS Jeffrey Weiss

EXHIBIT A

Second Amended and Restated Stockholders Agreement

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  Exhibit 10.28